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                                                                   EXHIBIT 10.33

                                GERON CORPORATION
                               FIRST AMENDMENT TO
                          NOTE SECURED BY DEED OF TRUST

        This First Amendment to Promissory Note is made as of December 1, 1996, by and between Geron Corporation, a Delaware corporation (the "COMPANY") and Calvin B. Harley ("MAKER") and is entered into with respect to the Note Secured by Second Deed of Trust (the "Note") dated as of December __, 1993, pursuant to which the Company loaned Maker an aggregate principal amount of $150,000 (the "Borrowed Amount").

                                    RECITALS

        WHEREAS, the parties desire to extend the term of the Note to provide that the principal balance under the Note will become due and payable on December 31, 1998.

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is agreed as follows:

        1.      Paragraph 1 of the Note is hereby amended to read as follows:

                "1. Principal. The principal balance of this Note shall become due and payable on December 31, 1998."

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

GERON CORPORATION                               MAKER

BY:         /s/ David L. Greenwood              /s/ Calvin B. Harley
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TITLE:      CHIEF FINANCIAL OFFICER             CALVIN B. HARLEY
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